3: TOR Minerals International 2001 Proxy

3:

TOR

MINERALS

INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 11, 2001

The Annual Meeting of Shareholders of Tor Minerals International, Inc., a Delaware corporation, will be held at the Ramada Inn Bayfront, 601 N. Water, Corpus Christi, Texas in the Bluebonnet Room (Lobby Level), on Friday, May 11, 2001, at 9:00 a.m., local time, for the following purposes:

1. To elect a board of six (6) directors.

2. To ratify the appointment of Ernst & Young LLP as independent auditors for 2001 by the Board of Directors.

3. To transact such other business as may properly come before the meeting.

The Board of Directors has established the close of business on March 26, 2001, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Elizabeth K. Morgan, Secretary

April 6, 2001

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting,

we urge you to mark, sign and date the

enclosed proxy and return it promptly

in the enclosed envelope.

TOR MINERALS INTERNATIONAL, INC.

722 Burleson Street

Post Office Box 2544

Corpus Christi, Texas 78403

PROXY STATEMENT

This Proxy Statement and accompanying proxy is furnished by TOR Minerals International, Inc. (hereinafter the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on May 11, 2001, at the Ramada Inn Bayfront, 601 N. Water, Corpus Christi, Texas, and at any adjournment thereof. This Proxy Statement and the enclosed proxy were mailed on or about April 6, 2001.

The Company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owner.

Any proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company or by submission of another proxy having a later date. No notice of revocation or later dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting. Mere attendance at the meeting will not of itself revoke the proxy. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by the proxy will be voted in favor of the proposals shown thereon.

Only stockholders of record at the close of business on March 26, 2001, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. There were outstanding at the close of business on the Record Date 5,279,187 shares of the Company's Common Stock, each of which is entitled to vote in person or by proxy. The Common Stock is the only class of capital stock outstanding and entitled to vote at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present at the Annual Meeting, election of the director nominees requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Meeting, and approval of Proposal 2 requires the affirmative vote of at least a majority of the shares present, in person or by proxy, at the Annual Meeting. Neither the Company's Certificate of Incorporation nor its By-Laws provide for cumulative voting rights. Abstentions and broker non-votes are each counted to determine the number of shares present at the meeting, and thus, are counted in establishing a quorum. Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore will not affect the outcome of the vote. Abstentions on a particular item (other than the election of directors) will be counted as present and entitled to vote for purposes of any item on which the abstention is noted, thus having the effect of a "no" vote as to that proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 2000 including audited financial statements, is enclosed herewith, but does not form any part of the material for solicitation of proxies.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to those persons known to the Company who, as of March 26, 2001, own or may be deemed to own beneficially more than five percent of the Common Stock of the Company.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Megamin Ventures Sdn Bhd HSBC Nominee (Hong Kong) Limited Hong Kong Main Office SECS Dept. Basement 1 & 2 1 Queens Road Central Hong Kong, China FR	1,853,000 (2)	35.1%
The Clark Estates, Inc One Rockefeller Plaza 31st Floor New York, NY 10020	1,131,814 (3)	21.4%
Paulson Ranch, Ltd 3 Ocean Park Drive Corpus Christi, TX 78404	831,274 (4)	15.7%

(See following footnotes)

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
(2)

Megamin Ventures Sdn Bhd is an investment holding corporation organized under the laws of Malaysia which provides management services. HSBC Nominees (Hong Kong) Limited have sole voting power of the 1,853,000 shares owned by Megamin Ventures Sdn Bhd.

(3)

Information is based on a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") dated February 14, 2001 and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,131,814 shares, including Jane Forbes Clark who owns 450,102 shares and Anne L. Peretz who owns 439,325 shares. Kevin S. Moore, President of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to 1,131,814 shares. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,131,814 shares; Jane Forbes Clark has shared voting and investment power as to 450,102 shares; Anne L. Peretz has shared voting and investment power as to 439,325 shares.

(4)

Information is based on a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") dated December 31, 2000 and other information provided by Paulson Ranch, Ltd. Paulson Ranch Management, L.L.C., a Texas limited liability company, is the general partner of Paulson Ranch Ltd. The members of Paulson Ranch Management, L. L. C. are Bernard A. Paulson and his wife. The principal business is investment in securities. Paulson Ranch, Ltd. owns 768,574 shares, disclaims beneficial ownership of the 48,100 shares held by Mr. Paulson and his wife and disclaims beneficial ownership of the 14,600 shares held by his wife. Mr. Paulson has sole voting power of the aggregate 831,274 shares.

ELECTION OF DIRECTORS

The By-Laws of the Company provide that the Board of Directors shall consist of not more than seven (7). At the Annual Meeting, six (6) directors are to be elected to the Board of Directors, each to hold office until the 2002 Annual Meeting or until his successor is elected and qualified. The persons named as proxies in the enclosed proxy card, who have been designated by the Board of Directors, unless otherwise instructed in such proxy, intend to vote the shares represented by the proxy for the election of the nominees listed in the table below for the office of director of the Company. The nominees have been proposed by the Board of Directors. If any such nominee should become unavailable for election, the persons named as proxies intend to vote for such substitute nominee as may be proposed by the Board of Directors, unless otherwise instructed in such proxy. No circumstances are now known, however, that would prevent any of the nominees from serving and the nominees have agreed to serve if elected.

The information appearing below with respect to the business experience during the past five years of each nominee for director, directorships held and age has been furnished by each director as of February 16, 2001. All of the nominees are presently directors of the Company.
Name and Principal Occupation	Age	Director Since
RICHARD L. BOWERS President and COO since February 26, 2001 Director and Owner Environmental Analytics, Inc., a Houston, Texas based environmental services business.	58	1999
W. CRAIG EPPERSON Director, investor and/or consultant of several private companies	58	1999
SI BOON LIM Director, TOR Minerals Malaysia Non-Executive Director, Mega First Corporation Berhad. Executive Director, Rock Chemical Industries (M) Berhad. Director of several private companies	33	2000
CHRISTOPHER J. McGOUGAN Vice President International Sales since March 2000. Director, TOR Minerals Malaysia Executive Director, Megamin Ventures Sdn Bhd. Director of several private companies.	55	1998
THOMAS W. PAUKEN Chairman since March 2000. Chairman, Tutogen Medical, Inc. Trustee, Capital Partners II, Ltd. President, TWP, Inc.	57	1999
BERNARD A. PAULSON Chief Executive Officer since June 1999. Chairman, The Automation Group, Inc. Director, Orion Refining Corporation. Retired President of Koch Refining Company with over 50 years experience in the refining and petrochemical industries, including Kerr-McGee Corporation.	72	1992

Directors' Attendance

During the year ended December 31, 2000, there were four meetings of the Board of Directors of the Company. No incumbent director attended fewer than 100% of the aggregate of all meetings of the Board and of the Committees of the Board on which such director served.

Directors' Compensation

Non-employee members of the Board of Directors are compensated by the Company for board meetings attended in the amount of $1,000, and a quarterly retainer of $1,500 with the chairman receiving an additional $500 per quarter. All directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the Board or any Committee or otherwise in connection with their service as a director. Additionally, compensation of $500 is paid to the non-employee directors for each committee meeting attended.

The Company's 2000 Incentive Plan, approved at the May 5, 2000 Annual Meeting of Shareholders, provides that each non-employee director of the Company on the first business date after each Annual Meeting of Shareholders of the Company, beginning with the 2000 Annual Meeting of Shareholders, will automatically be granted a non-qualified option for 2,500 shares of Common Stock under the 2000 Plan. Each option so granted to a non-employee director will have an exercise price per share equal to the fair market value of the common stock on the date of grant of such option. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary. On May 8, 2000, Messrs. Epperson, Lim and Pauken were each granted options to purchase 2,500 shares at the per share exercise price of $2.25, none of which were exercised during fiscal 2000.

Employee directors receive no additional compensation for service on the Board of Directors or on Committees of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 3l, 2000, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

Report of the Audit Committee

The Audit Committee is composed of three outside directors and operates under a charter adopted by the Board of Directors according to the rules and regulations of the SEC and the Nasdaq SmallCap Market. The Audit Committee charter is attached as Annex A. The Audit Committee members are Messrs. Epperson (Chairman), Lim and Pauken. The Board of Directors believes that all of these directors are independent as defined by Nasdaq SmallCap Market.

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

The Audit Committee held one meeting in conjunction with the full board during the Company's fiscal year ended December 31, 2000. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independent Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company.

Based on the review and discussions referred to above, and subject to ratification by shareholders the Audit Committee recommended to the Company's Board of Directors that Ernst & Young LLP be reappointed as independent auditors for the year 2001 and that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
W. CRAIG EPPERSON	SI BOON LIM	THOMAS W. PAUKEN

Fees

Audit Fees

The Company paid aggregate fees in the amount of $58,000.00 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-QSB for the fiscal year ended December 31, 2000.

Financial Information Service Design and Implementation Fees

The Company paid aggregate fees in the amount of $0.00 for financial information service design and implementation services rendered by Ernst & Young LLP for the fiscal year ended December 31, 2000.

All Other Fees

The Company paid aggregate fees in the amount of $6,050.00 for services rendered by Ernst & Young LLP, other than the services covered under the headings "Audit Fees" and "Financial Information Service Design and Implementation Fees," for the fiscal year ended December 31, 2000.

The Audit Committee did not consider the effect of the fees listed under the headings "Financial Information Service Design and Implementation Fees" and "All Other Fees," on the auditors' independence.

Compensation and Incentive Plan Committee

The Compensation and Incentive Plan Committee (the "Committee") is composed entirely of disinterested non-employee directors consisting of Messrs. Epperson and Pauken (Chairman). The Committee met three times in 2000.

The Committee formulates and presents to the Board of Directors recommendations as to the base salaries for all officers of the Company. The Committee specifically reviews, approves, and establishes the compensation for the Chief Executive Officer and President and Chief Operating Officer. The Committee is authorized to select persons to receive awards under the Company's 2000 Plan, to determine the terms and provisions of the awards, if any, the amount of the awards, and otherwise administer the Company's 2000 Plan to the full extent provided in such Plan

EXECUTIVE COMPENSATION

The following table sets forth information concerning cash compensation paid by the Company to the President and Chief Executive Officer, the Executive Vice President, and the Senior Vice President:

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Long Term Compensation Options/SARs(#)	All Other Compensation ($)
Bernard A. Paulson (1) President & CEO Acting CEO	2000 1999 1998	80,000 44,307 50,000 (2)		-0- 102,500 (3) 2,500 (3)	-0- 20,500 (2&4) 13,500 (4)
Richard L. Bowers Executive Vice President	2000 1999	110,000 60,923		-0- 50,000 (5)	-0- -0-
Kelso C. Brooks, Jr. Senior Vice President	2000 1999 1998	104,266 102,206 96,923	17,945 (7)	-0- -0- 30,000 (8)	-0- 5,733 (6 3,130 (6)

(1)	Mr. Paulson became President and Chief Executive Officer on June 1, 1999.
(2)	Consulting compensation. See "Directors' Compensation."
(3)

In July 1999, Mr. Paulson was granted 100,000 options at an exercise price of $2.250 exercisable over five years at 20,000 options per year, and 2,500 automatic options which are granted annually to non-employee directors.

(4)	Board of Director and Committee Meeting fees.
(5)	In July 1999, Mr. Bowers was granted 50,000 options at an exercise price of $2.250 exercisable over five years at 10,000 options per year.
(6)	Profit sharing and company match.
(7)	Earned in fiscal year; $17,945 deferred to 1999; $3,130 profit sharing.
(8)	In March 1998, Mr. Brooks was granted 30,000 options under the 1990 Plan at an exercise price of $1.531 exercisable over five years at 6,000 options per year.

No options or SARs were granted to the executive officers shown in the above Summary Compensation Table during the fiscal year ended December 31, 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Name	Shares Acquired or Exercised (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Bernard A. Paulson	0	0	60,000/60,000	0 (1)
Richard L. Bowers	0	0	20,000/30,000	0 (1)
Kelso C. Brooks, Jr.	0	0	24,000/6,000	0 (2)

(1)	Value is stated based on the closing price of $1.031 per share of the Company's Common Stock on Nasdaq SmallCap Market on December 29, 2000, with exercise of $2.250.
(2)	Value is stated based on the closing price of $1.031 per share of the Company's Common Stock on Nasdaq SmallCap Market on December 29, 2000, less exercise of $1.531.

Security Ownership of Management

The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director and nominee for director and all directors and executive officers of the Company as a group as of March 26, 2001.
Name of Individual or Group	Amount Beneficially Owned (1)	Percent of Class
Richard L. Bowers	92,400 (2)	<1%
W. Craig Epperson	34,000 (3)	<1%
Si Boon Lim	2,500 (4)	<1%
Christopher J. McGougan	50,000 (5)	<1%
Thomas W. Pauken	40,450 (6)	<1%
Bernard A. Paulson	891,274 (7)	16.7%
All directors and executive officers as a group (8 persons)	1,162,624 (8)	21.2%

(1)	Unless otherwise indicated, each person has sole voting and investment power over the shares indicated.
(2)

Includes options to acquire 20,000 shares that are subject to stock options exercisable at or within sixty days of the Record Date, 20,000 shares held by Mrs. Bowers, and 2,500 held by Mr. Bower's daughter.

(3)	Includes options to acquire 30,000 shares that are subject to stock options exercisable at or within sixty days of the Record Date.
(4)

Options exercisable at or within sixty days of the Record Date. Mr. Si Boon Lim is the son of Dato K.K. Lim, who is the controlling shareholder of Megamin Ventures Sdn Bhd, which owns 35.1% of the Company's common stock. Mr. Si Boon Lim therein disclaims all beneficial interest.

(5)	Includes options to acquire 30,000 shares that are subject to stock options exercisable at or within sixty days of the Record Date, and 20,000 shares held jointly by Mr. McGougan and his spouse.
(6)

Includes options to acquire 30,000 shares that are subject to stock options exercisable at or within sixty days of the Record Date, 4,300 shares held by TWP, Inc. PSP of which Mr. Pauken is trustee, and 2,200 shares held by Mrs. Pauken.

(7)

Includes 60,000 shares that are subject to stock options exercisable at or within sixty days of the Record Date, 48,100 shares held jointly by Mr. Paulson and his spouse, and 14,600 held by Mrs. Paulson.

(8)	Includes 202,500 shares which officers and directors as a group have the right to acquire pursuant to stock options

CERTAIN TRANSACTIONS

On March 3, 2000, the Company purchased Malaysian Titanium Corporation ("MTC"), the sole supplier of its raw material for manufacturing its core product HITOX®, from Megamin Ventures Sdn Bhd. ("Megamin"), which prior to completing the transaction held 28.3% of the Company's outstanding shares, in exchange for cash and stock of the Company totaling $5,150,000. As part of the purchase price, the Company issued Megamin 500,000 shares of Common Stock at $2.75 per share and paid $3,775,000 in cash. Messrs. Si Boon Lim and Christopher J. McGougan, Executive Director of Megamin, represent Megamin as directors on the Company's board. During 1996, 1997, 1998 and 1999 the Company paid TOR Minerals (M), formerly MTC, $4,266,250, $4,077,400, $4,375,753, $3,795,166 and $1,767,175 respectively, for the purchase of raw materials (principally synthetic rutile) and finished goods.

NOTIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS FOR THE

YEAR ENDING DECEMBER 31, 2001

Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Ernst & Young LLP, certified public accountants, to serve as independent auditors to audit the accounts of the Company for the year ending December 31, 2001, subject to ratification of such approval by the Company's stockholders. Ernst & Young LLP served as independent auditors for the Company for the year ended December 31, 2000. Representatives will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

Pursuant to various rules promulgated by the SEC, a stockholder that seeks to include a proposal in the Company's proxy statement and form of proxy card for the 2001 Annual Meeting of the Stockholders of the Company must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to Elizabeth K. Morgan, 722 Burleson Street, Post Office Box 2544, Corpus Christi, Texas 78403 no later than December 7, 2001.

With respect to business to be brought before the Annual Meeting, the Company has not received any notices from stockholders that the Company is required to include in this Proxy Statement.

ANNEX A

TOR Minerals International, Inc.

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least two directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-QSB. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-KSB (or the annual report to shareholders if distributed prior to the filing of Form 10-KSB), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

TOR MINERALS INTERNATIONAL, INC.

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of TOR MINERALS INTERNATIONAL, INC., hereby constitutes and appoints BERNARD A. PAULSON and RICHARD L. BOWERS or either of them, the true and lawful attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, the common stock held of record by the undersigned on March 26, 2001 at the Annual Meeting of Stockholders of the Company to be held in the Bluebonnet Room at the Ramada Inn Bayfront, Corpus Christi, Texas, at 9:00 a.m. local time, May 11, 2001 and at any adjournment(s) thereof in the transaction of the following business:
1.	To elect 6 directors to hold office until the next annual election of directors or until their respective successors have been duly elected and shall have qualified.
FOR ________	WITHHOLD AUTHORITY ________
(all nominees listed below)	(all nominees listed below)
RICHARD L. BOWERS	W. CRAIG EPPERSON	SI BOON LIM
CHRISTOPHER J. McGOUGAN	THOMAS W. PAUKEN	BERNARD A. PAULSON

INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, STRIKE THROUGH THE APPLICABLE NOMINEE(S) NAME.

2.	The proposal to ratify the appointment by the Board of Directors of Ernst & Young as the independent public accountants of the Company for 2001.
FOR ________	AGAINST ________	ABSTAIN ________

3.	In their discretion, the above named persons are authorized to vote upon such other business as may come before the annual meeting or any adjournment(s) thereof.
FOR ________	WITHHOLD AUTHORITY ________

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2

Please sign exactly as name appears on your stock certificate(s). When shares are held by joint tenants or tenants in common, both should sign below. When signing as attorney, executor, administrator, receiver, trustee or guardian, please so specify below. When signing as a corporation, please sign in full corporate name and have signed by the president or other duly authorized officer(s). If a partnership, please have signed in the partnership name by the authorized person(s).

Dated ______________, 2001

________________________________

(Signature)

________________________________

(Signature if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN THIS

PROXY CARD PROMPTLY USING THE ENCLOSED

ENVELOPE.